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                                                                    Exhibit 99.1


[PROSOFTTRAINING.COM LOGO]
                                               Investor Relations: Jim Stapleton
                                                  ProsoftTraining.com
                                                  (512) 225-6792
                                                  jstapleton@prosofttraining.com



           ProsoftTraining.com Offers Business and Financial Update


     Austin, Texas, April 17, 2001 -- ProsoftTraining.com (Nasdaq: POSO) announced today a revision in expectations for its fiscal third quarter ended April 30, 2001. The company currently expects revenues to be between $7.0 million and $8.0 million, substantially softer than its previous expectations. The new estimate represents 35% to 55% revenue growth compared to its fiscal third quarter the previous year. The company also announced it expects to report a loss for the quarter.

     "In the face of recent economic uncertainty, many corporations have virtually eliminated discretionary spending," said Jerry Baird, Chairman and CEO of ProsoftTraining.com. "This near-term trend negatively affected spending for all of our major products except certification during the quarter. We have historically seen strong sequential monthly revenue growth in our third fiscal quarter. This year, our February revenue was softer than expected followed by only minor sequential revenue growth in March. As a result, March revenue was significantly below expectations. We expect only moderate revenue growth in April and have therefore lowered our expectations for the quarter."



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Page 2--ProsoftTraining.com offers Business and Financial Update
April 17, 2001


     During the quarter, the company has been able to defer some planned marketing expenditures, but a lower overall gross margin caused by a continued slowdown in the company's services business and previous investments to support expected growth will prevent the company from reporting a profit. The company intends to make adjustments to its cost structure that should return it to profitability, possibly as early as next quarter, given moderate growth from current revenue levels. Detail concerning the cost reduction measures and specific guidance for the fiscal fourth quarter will be provided at the time of the company's formal third-quarter earnings release in early June. Management is comfortable that cost adjustments, operating leverage and the Company's current cash position are sufficient to keep the company financially strong.

     Baird continued, "Despite the near-term decline in spending for our products, we remain very encouraged about the outlook for the future. A very positive sign for us is the continued growth in CIW testing revenue, which has set new records during the early months of calendar 2001. In fact, March represented the best testing month in the history of the certification by a substantial degree. We have also seen unit growth in our new A+ product when compared to the previous year; we believe this growth indicates an increase in our share of this market. These trends and the results of a detailed survey of our customers in March encourage us that our products are well positioned and our market opportunity, though delayed, has not changed. We believe that after companies adjust for reduced economic expectations, their continued need for skilled IT professionals will renew demand for our products. Furthermore, laid-off individuals looking to create and validate technical skills will be attracted to CIW and other certifications we support. Though slower revenue growth will likely continue through fiscal year end, we expect to see a return to much stronger growth in our business as the economic uncertainty abates."


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Page 3--ProsoftTraining.com offers Business and Financial Update
April 17, 2001


     The company encourages all interested investors to join a conference call today, during which company management will discuss this business and financial update and comment on future expectations. The call is scheduled for 5:00 p.m. ET/4:00 p.m. CT on April 17, 2001. The phone number for the call is 801/983-4017, pass code 300. This is a "listen-only" phone number. Re-broadcast will be available for two weeks at 402/220-1490, PIN 1228.

     Prosoft plans to report its fiscal year 2001 third quarter results on June 6, 2001 at 4:00 p.m. Eastern Time.

The actual results for the Company's third fiscal quarter ending April 30, 2001 will be available in early June. The estimates contained in this release were prepared without the benefit of the operating results for April or the normal quarterly review of financial and operating results that could materially affect the estimates provided herein. Accordingly, the actual results for the quarter could vary from the estimates in this release.

This press release contains forward-looking information relating to revenue growth and future demand, which relate to the success of our products. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Risk factors that could cause actual results to differ from those contained in these forward-looking statements include but are not limited to risks associated with business and economic conditions, lack of growth in information technology training which would materially affect demand for our products, a decline in certification testing activity, a lack of revenue growth, the inability to increase market share, the inability to make timely adjustments to cost structures, the impact of competition and downward pricing pressure, the Company's ability to attract and retain key management and other personnel, and the other risks and uncertainties outlined in the Company's filings with the Securities and Exchange Commission, including but not limited to the Company's Annual Report on Form 10-
K. The Company undertakes no obligation to update this forward-looking information.




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Page 4--ProsoftTraining.com offers Business and Financial Update
April 17, 2001


About ProsoftTraining.com
ProsoftTraining.com (Nasdaq: POSO) supplies educational materials and certification programs for today's information technology (IT) work force. Prosoft content is distributed through one of the world's largest channels of learning centers, as well as corporations, e-learning organizations and universities. ProsoftTraining.com's two major brands, CIW (Certified Internet Webmaster) and ComputerPREP, provide courseware that helps professionals validate their technical skills to advance their careers, thus remaining competitive in a dynamic, technology-focused environment.

A vendor-neutral IT certification program for the knowledge economy, CIW establishes and certifies the skills required to compete in today's critical Internet, Web and e-business job market. Individuals can earn CIW certification at the Associate, Professional and Master levels. CIW job roles encompass a wide variety of skills, including basic Internet, internetworking, Web site design, Java, Internet server administration, security and e-commerce. CIW-authorized preparatory materials are available in classroom, e-learning, distance learning and self-study formats through the CIW Authorized Training Providers (ATP) network. To date, more than 15,000 CIW certifications have been awarded. Learn more about CIW at www.CIWcertified.com.
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Prosoft's ComputerPREP brand provides integrated technology training solutions to serve today's learning centers, corporate universities and academic marketplaces. ComputerPREP training and certification materials teach advanced technologies, programming languages and desktop applications to support leading IT certification programs, including A+, Network +, Cisco, Microsoft, Linux and Oracle. Learn more about ComputerPREP and its products at www.ComputerPREP.com.
                                                          --------------------

Prosoft also offers the TIA-sponsored (Telecommunications Industry Association) CCNT (Certified in Convergent Network Technologies) vendor-neutral training and certification program. Any professional requiring knowledge of data convergence, computer telephony and telecommunications will benefit from CCNT job-role focused training and certification. The CCNT curriculum includes topics such as basic data communications, basic telecommunications, broadband technologies, computer-telephony integration essentials and local area networks. Currently, more than 3,000 people have already earned the vendor-neutral CCNT credential.

ProsoftTraining.com is headquartered at 3001 Bee Caves Road, Suite 300, Austin, Texas, 78746. For information about Prosoft and its other programs visit www.ProsoftTraining.com.
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